EXHIBIT 99.3

PROMISSORY NOTE

$2,093,700	July 19, 2004
San Diego, California

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (THE “STATE ACTS”). THIS NOTE HAS BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE ACTS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

FOR VALUE RECEIVED, the undersigned, Venture Catalyst Incorporated, a Utah corporation (the “Obligor”), hereby promises to pay in lawful money of the United States of America, to the order of Alan Henry Woods (the “Payee”), the principal sum of Two Million Ninety-Three Thousand Seven Hundred Dollars ($2,093,700.00) at the times and in the amounts set forth below.

1. Repayment; No Interest. The unpaid principal balance of this Promissory Note (this “Note”) shall be repaid in the amounts and at the times set forth in Section 1 of this Note. Except as otherwise provided in Section 2 hereof, no interest shall accrue or be paid under this Note.

(a) Payments; Prepayments.

(i) Obligor shall pay to Payee $1,495,000 on the tenth (10th) day after the date of this Note.

(ii) Obligor shall pay to Payee $598,700 on the sixtieth (60th) day after the date of this Note.

(iii) The amounts due under this Note may be prepaid at any time without premium or penalty.

(iv) To the extent that any such installment comes due on a day that is not a business day, such payment shall be due on the next succeeding business day.

(b) Deductions and Withholdings. Payee authorizes the Obligor to make such deductions and withholdings with respect to any payments of principal hereunder as are required by law, including, without limitation, withholding for federal, state and foreign taxes to the extent applicable.

2. Default. If the Obligor fails to pay any amounts when due hereunder and such failure continues for after ten (10) business days following receipt by Obligor of written notice of such failure from Payee, (i) all amounts owed under this Note shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Obligor and (ii) Payee may exercise any and all rights and remedies permitted by applicable law. All amounts not paid when due shall bear interest, payable upon demand, from and including the due date to the date of payment, at the rate of 10.0% per annum, calculated on the basis of a 365- or 366-day year for the actual number of days elapsed.

3. Nontransferability. Payee’s rights under this Note, including the right to receive any payments hereunder, shall be nontransferable. The Obligor may not assign this Note or its rights and obligations hereunder except for transfers to any entity which is the successor in interest to the business and assets of the Obligor.

4. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

5. Severability. In the event that any one or more of the provisions (or parts thereof) contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the rights and privileges of each party shall be enforceable to the fullest extent permitted by law.

6. Governing Law. The validity, interpretation and performance of this Note shall be governed by and construed under the laws of the State of California without regard to conflicts of laws principles.

[Signature page follows]

[SIGNATURE PAGE TO NEW NOTE]

IN WITNESS WHEREOF, the parties hereto have executed this Note as of the day and year first above written.

“OBLIGOR”	VENTURE CATALYST INCORPORATED,
a Utah corporation

	By:	/S/ Greg Shay
	Name:	Greg Shay
	Title:	President and Chief Operating Officer

Address:
591 Camino de la Reina
Suite 418
San Diego, California 92108
Attention: Chief Financial Officer
Facsimile No.: 858-385-1001